UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 8, 2010

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Fiscal 2010 Incentive Compensation

On November 8, 2010, the Compensation Committee of the Board of Directors of Sanmina-SCI Corporation (the “Company”) approved fiscal 2010 incentive compensation for the executive officers of the Company, including for each executive officer who is considered a “named executive officer” for fiscal 2010 under Securities and Exchange Commission rules. Such compensation was determined in accordance with the Company’s previously disclosed Fiscal Year 2010 Corporate Bonus Plan which was approved by the Committee in December 2009. The incentive compensation approved by the Compensation Committee for each named executive officer is set forth below:

Name and Position	Amount of Fiscal 2010 Incentive Compensation Payable
Jure Sola, Chairman and Chief Executive Officer	$1,401,918
Hari Pillai, President and Chief Operating Officer	737,000
Robert K. Eulau, Executive Vice President and Chief Financial Officer	522,000
Michael R. Tyler, Executive Vice President and General Counsel	387,150
Dennis Young, Executive Vice President, Worldwide Sales and Marketing	299,000

Also on November 8, 2010, the Compensation Committee approved an increase in the annual base salary of Mr. Eulau from $400,000 to $440,000 in order to better align his base salary with those of similarly situated executives employed by the Company’s peer group. No adjustments were made to the base salaries of the other named executive officers of the Company.

Approval of Fiscal Year 2011 Corporate Bonus Plan

In addition, on November 8, 2010, the Compensation Committee approved the Fiscal Year 2011 Corporate Bonus Plan (the “2011 Plan”). The 2011 Plan sets forth the methodology for calculating annual incentive compensation for fiscal 2011 for specified employees of the Company, including its executive officers, based upon achievement of specified corporate, divisional and individual performance objectives.

Under the 2011 Plan, the Company’s fiscal 2011 performance will be measured against targets for revenue, non-GAAP operating margin, free cash flow, inventory turns and return on invested capital. Measurement of the Company’s performance against the targets contained in the 2011 Plan results in a corporate performance factor of up to 195%. However, should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2011 Plan. Each participant’s actual incentive compensation will be determined by reference to an individual incentive compensation target established by management (or, in the case of the Company’s executive officers, by the Compensation Committee), the corporate performance factor and achievement of the participant’s individual/divisional performance targets for fiscal 2011.

The 2011 Plan also sets forth the fiscal 2011 incentive compensation targets, expressed as a percentage of base salary, for the named executive officers of the Company as follows: Jure Sola (Chief Executive Officer): 150%; Hari Pillai (President and Chief Operating Officer): 115%; Robert K. Eulau (Executive Vice President and Chief Financial Officer): 100%; Michael R. Tyler (Executive Vice President,  General Counsel and Corporate Secretary): 75%; and Dennis Young (Executive Vice President , Worldwide Sales and Marketing): 75%. Actual executive officer incentive compensation for fiscal 2011 will be adjusted by the corporate performance factor and achievement of the participant’s individual/divisional performance targets for fiscal 2011. The Company and the Compensation Committee retain the right to terminate or amend the 2011 Plan in any respect, including increasing or decreasing the corporate performance and individual incentive compensation targets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By:	/s/ Jure Sola
Jure Sola
Chairman and Chief Executive Officer

Date:  November 12, 2010